UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported);
February 20, 2014

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(LR.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pro-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in its filings with the Securities and Exchange Commission (the “SEC”), and as further described below, four putative shareholder derivative lawsuits (the “Derivative Cases”) were filed against certain of the Company’s current and former directors and senior officers in 2013.

The Company is filing this Current Report on Form 8-K to report that (i) on January 21, 2014, the Southern District of New York granted the plaintiff’s voluntary motion to dismiss the New York Federal Derivative Case (as defined below) and entered a final judgment dismissing that case with prejudice and (ii) on February 18, 2014, the District of Delaware granted the Company’s motion to dismiss the Delaware Federal Derivative Case (as defined below) and closed the case.

Previously, in the Company’s Current Report on Form 8-K filed on December 23, 2013, the Company reported that the Texas Federal Derivative Case (as defined below) was dismissed on December 20, 2013 and the Texas State Derivative Case (as defined below) was dismissed on December 13, 2013.

All of the Derivative Cases have now been dismissed. It is, however, possible that additional putative shareholder derivative suits could be filed related to the events described below.

Derivative Cases

As previously reported by the Company in its filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the three-months and nine-months ended September 30, 2013 and Current Report on Form 8-K filed on December 23, 2013, (i) on June 27, 2013, Timothy Bassett filed a shareholder derivative suit in the United States District Court for the Southern District of Texas on behalf of the Company against certain of the Company’s current and former directors and senior officers (the “Texas Federal Derivative Case”); (ii) on September 16, 2013, Joseph Vitellone was substituted as plaintiff in the Texas Federal Derivative Case; and (iii) three other substantially similar putative shareholder derivative suits were filed in the 151st District Court of Harris County, Texas (the “Texas State Derivative Case”), in the United States District Court for the Southern District of New York (the “New York Federal Derivative Case”) and in the United States District Court of Delaware (the “Delaware Federal Derivative Case”). All these suits are collectively referred to as the Derivative Cases. The Derivative Cases asserted that the individual defendants unjustly enriched themselves and breached their fiduciary duties to the Company by (i) publishing allegedly false and misleading statements to the Company's investors regarding the Company's business and financial position and results, and (ii) allegedly failing to maintain adequate internal controls. The complaints in the Derivative Cases demanded that the defendants pay unspecified damages to the Company, including damages allegedly sustained by the Company as a result of the alleged breaches of fiduciary duties by the defendants, as well as disgorgement of profits and benefits allegedly obtained by the defendants, and reasonable attorneys', accountants' and experts' fees and costs to the plaintiffs.

Class Action Cases

Also, as previously reported by the Company in its filings with the SEC, certain class action complaints have been filed against the Company and certain of its officers. The class action cases that remain ongoing have been consolidated in the United States District Court for the Southern District of New York. This consolidated case is referred to as the Securities Case. The complaints in the Securities Case allege that the Company made certain false or misleading statements in its filings with the SEC, including statements related to the Company's internal and financial controls, the calculation of non-cash share-based compensation expense, the late filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (which was filed by the Company with the SEC in June 2013), the dismissal of the Company's previous independent registered accounting firm, and other matters identified in the Company's Form 8-K filed with the SEC on April 16, 2013, as amended. The complaints demand that the defendants pay unspecified damages to the class action plaintiffs, including damages allegedly caused by the decline in the Company's stock price between February 22, 2013 and April 22, 2013. The Company and the individual defendants are vigorously defending the Securities Case, and intend to continue to do so.  However, it is possible that additional shareholder suits could be filed related to these events.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: February 20, 2014	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer